Exhibit 99.1

Synaptics to Acquire Rights to Broadcom’s Wireless IoT Connectivity Business

SAN JOSE, Calif., July 7, 2020 – Synaptics® Incorporated (Nasdaq: SYNA) today announced the signing of definitive agreements under which Synaptics will acquire certain assets and manufacturing rights associated with the wireless IoT business of Broadcom (Nasdaq: AVGO) for approximately $250 million in an all-cash transaction. Under the terms of the agreements, Synaptics will acquire certain rights to Broadcom’s existing Wi-Fi, Bluetooth and GPS/GNSS products and business in the IoT market as well as future roadmap devices designed in advanced process nodes. The acquisition further strengthens and accelerates Synaptics’ position in the fast-growing consumer IoT market.

Synaptics expects the transaction to add approximately $65 million in current annualized sales and provide significant revenue growth potential. The transaction is expected to be immediately accretive to Synaptics’ non-GAAP gross margins and non-GAAP earnings post-close.

“Expanding our offering in the high growth IoT market has been one of the major focus areas for Synaptics and the addition of best-in-class wireless connectivity technology to our portfolio significantly enhances our overall position,” said Michael Hurlston, president and CEO, Synaptics. “This acquisition complements Synaptics’ ability to sell into a broad range of devices such as IP cameras, smart displays, speakers, home automation, and gaming consoles – all of which require cutting-edge technologies including Wi-Fi 6 and 6E, Bluetooth 5.2 and GPS L5.”

The transaction, which has been approved by the board of directors of Synaptics, is expected to close in Synaptics’ first quarter of fiscal year 2021, subject to customary closing conditions. Synaptics expects to finance the transaction from its existing on-hand cash balance and is not subject to any financing conditions.

Webcast and Conference Call information:

Synaptics will host a teleconference and webcast to discuss the transaction today July 7, 2020 at 2:00 p.m. Pacific Time. To access the call dial 888-394-8218 and enter access code 5797334.

Supplementary slides and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s website at https://investor.synaptics.com/.

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About Synaptics:

Synaptics is the pioneer and leader of human interface solutions, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, biometrics, voice, audio, and multimedia products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC, smart home, and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (Nasdaq: SYNA). Join Synaptics on Twitter, LinkedIn, and Facebook, or visit www.synaptics.com.

Synaptics, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For further information, please contact:

Public Relations

David Hurd

Synaptics

david.hurd@synaptics.com

Investor Relations

Jason Tsai

Synaptics

jason.tsai@synaptics.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the proposed transaction between Synaptics and Broadcom, the expected timetable for completing the transaction and the potential benefits of the transaction, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to: the possibility that various conditions to the consummation of the proposed transaction between Synaptics and Broadcom will not be satisfied or waived; the ability to successfully integrate the acquired business into our portfolio; the failure to realize the anticipated benefits of the transaction; the ability to successfully integrate the acquired business into our portfolio; the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results, including our fourth quarter fiscal 2020 business outlook; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 29, 2019 (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements.